Via EDGAR

February 4, 1998


Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549


Attn:	Filing Desk

	RE:	Golden Triangle Industries, Inc.
		File Number :  333-45503


Ladies and Gentlemen:

	Please consider the following as an amendment to the cover page in reference to Registration Number 333-45503 filed on Form S-3 by Golden Triangle Industries, Inc. Please amend the cover page to include the following Delaying Amendment legend:

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1993 or until the Registration Statement shall become effective on such dates as the Commission, acting pursuant to said Section 8(a) may determine.



Golden Triangle Industries, Inc.


___/s/  Robert_B._Early___________
Robert B. Early
Chief Financial Officer